UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Bank of New York Mellon Trust Company, N.A. 601 Travis, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Pacific Coast Oil Trust (the “Trust”), for which The Bank of New York Mellon Trust Company, N.A. serves as trustee (the “Trustee”), is filing this Current Report on Form 8-K to address public statements made by certain unitholders of the Trust regarding, among other things, the oil and gas wells included in the calculations of estimated asset retirement obligations (“ARO”) of Pacific Coast Energy Company, LP (“PCEC”) previously provided to the Trust.

As an initial matter, as disclosed in the Trust’s filings with the Securities and Exchange Commission (“SEC”), the Trustee previously has responded to PCEC’s deduction of its ARO from gross profits by engaging Martindale Consultants, Inc. (“Martindale”), a provider of analysis and compliance review services to the oil and gas industry, to perform an independent review of the estimated ARO. Further details regarding the Martindale report and PCEC’s response to the recommendations provided therein were initially disclosed in the Trust’s Current Report on Form 8-K filed on December 29, 2020, the Trust’s press release dated March 24, 2021 furnished as an exhibit to the Trust’s Current Report on Form 8-K filed on March 24, 2021, and in the Trust’s subsequent monthly press releases.

Meanwhile, the Trust and the Trustee are bound by the terms of the Amended and Restated Trust Agreement of the Trust and by the Conveyance of Net Profits Interests and Overriding Royalty Interest dated as of June 15, 2012 (the “Conveyance”), as well as the various legal proceedings involving PCEC, the Trust and the Trustee that have been disclosed in the Trust’s filings with the SEC.

The Trust holds net profits and royalty interests (collectively, the “Conveyed Interests”) in certain oil and natural gas producing properties located onshore in California (the “Underlying Properties”), which consist of (a) the proved developed reserves as of December 31, 2011 on the Underlying Properties (the “Developed Properties”) and (b) all other development potential on the Underlying Properties (the “Remaining Properties” and together with the Developed Properties, the “Underlying Properties”). The Conveyed Interests were conveyed to the Trust pursuant to the Conveyance. The Conveyance did not convey any wells to the Trust, but rather interests in the net proceeds from the production of hydrocarbons from such wells. The purpose of Exhibit D to the Conveyance is to indicate the specific wells from which hydrocarbons may be produced and sold, with the Trust being entitled to receive the resulting net profits in accordance with the provisions of the Conveyance. Exhibit D was not intended to be a comprehensive listing of all wells and facilities in which PCEC had an interest as of the date of the Conveyance. The Trust has no ownership interest in any of the wells listed on Exhibit D or any other well or facility drilled or constructed on the Underlying Properties.

Meanwhile, the Conveyance provides that PCEC may deduct all costs accrued for future plugging and abandonment “of any well or facility on the Developed Properties Subject Interests” as long as such costs “are not attributable to a production month that occurs prior to the Effective Time” (as defined in the Conveyance). Whether any such well or facility was drilled or constructed before or after the Effective Time is not relevant to the question of whether plugging and abandonment costs relating to such well or facility may be deducted from gross profits pursuant to the terms of the Conveyance. Moreover, a well is not required to be currently producing or otherwise active in order for plugging and abandonment costs for such well to be deducted from gross profits, as costs accrued for future plugging and abandonment “of any well or facility” may be properly deducted. PCEC has represented to the Trustee and its consultants that the asset retirement obligations accrued beginning in 2020 relate to plugging and abandonment costs to be incurred in the future and therefore are not attributable to a production month that occurs prior to the Effective Time.

Based on information that PCEC has provided to the Trustee, none of the wells that were reflected in PCEC’s estimated ARO calculation as of December 31, 2019 had been plugged and abandoned, and no costs related to plugging and abandoning such wells had been accrued, prior to such time.

Meanwhile, certain unitholders have asserted that the Trust’s initial public offering prospectus dated May 2, 2012 showed that all the ARO would remain with PCEC. The Trust has previously addressed this issue in its letter filed as an exhibit to the Trust’s Current Report on Form 8-K filed on November 14, 2022.

In addition, after confirming with PCEC certain details relating to the 83 injection wells that the Trust, in its Form 8-K filed on October 10, 2024 (the “October 10 Form 8-K”), had reported as having been drilled since the Effective Time, the Trust wishes to correct that statement to clarify that all of these wells were in fact drilled prior to that time. However, since the Conveyance provides that costs accrued for plugging and abandonment of any well or facility on the Developed Properties Subject Interests subsequent to the Effective Time under the Conveyance may be deducted from gross profits, the timing of the drilling of the injection wells is irrelevant, and therefore the error in the October 10 Form 8-K was not material. As explained above, with respect to the deduction of plugging and abandonment costs for a given well, the relevant provisions in the Conveyance make no distinction between wells drilled prior to the Effective Time and after such time.

Finally, as previously disclosed in the Trust’s SEC filings, the Trustee has continued to work with PCEC and the Trust’s independent auditor to complete the audits of the Trust’s financial statements for the years ended December 31, 2019 through December 31, 2023 and the reviews of the Trust’s quarterly financial statements for the years 2022, 2023 and 2024 and to prepare a comprehensive annual report on Form 10-K as part of the Trust’s efforts to become current in its filing obligations under the Securities Exchange Act of 1934, as amended. The Trustee does not intend to commence the marketing and sale of the Trust’s assets until after the completion of those audits and the filing of the Form 10-K, a position that was confirmed by the arbitration panel at the conclusion of the 2023 proceedings between the Trustee and PCEC. Further delays in the completion and filing of the Form 10-K could occur, including as a result of appropriate steps the Trustee will take in response to the whistleblower complaint filed against PCEC as disclosed in the Trust’s press release dated November 1, 2024 furnished as an exhibit to the Trust’s Current Report on Form 8-K filed on November 1, 2024.

All information regarding the wells discussed above has been provided to the Trust by PCEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: November 12, 2024		By:	/s/ Sarah Newell
Sarah Newell
Vice President